As filed with the Securities and Exchange Commission on April 13, 2006.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________________

SmartVideo Technologies, Inc.
(Exact name of registrant as specified in its charter)
______________________________________________________

Delaware	91-1962104
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

SmartVideo Technologies, Inc.
3505 Koger Boulevard, Suite 400
Duluth, Georgia 30096
(770) 279-3100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
______________________________________________________

SmartVideo Technologies, Inc.
2004 Equity Incentive Plan
and
SmartVideo Technologies, Inc.
2005 Stock Incentive Plan
(Full Title of Plan)
______________________________________________________

Richard E. Bennett, Jr.
Chief Executive Officer
SmartVideo Technologies, Inc.
3505 Koger Boulevard, Suite 400
Duluth, Georgia 30096
(770) 279-3100
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

with copies to:

Leslie J. Croland, P.A.
Edwards Angell Palmer & Dodge LLP
350 East Las Olas Blvd., Suite 1150
Fort Lauderdale, Florida 33334-3607
(954) 727-2600
______________________________________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.001 par value per share. . . . .	15,000,000(2)(3)	$1.90	$28,500,000	$3,049.50

(1)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”). The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the high and low prices of the Registrant's Common Stock reported on the Over-The-Counter Bulletin Board on April 11, 2006.

(2)	Represents 5,000,000 shares of Common Stock issuable pursuant to the SmartVideo Technologies, Inc. 2004 Equity Incentive Plan and 10,000,000 shares of Common Stock issuable pursuant to the SmartVideo Technologies, Inc. 2005 Stock Incentive Plan.

(3)	Pursuant to Rule 416 under the Securities Act, to the extent additional shares of Registrant’s Common Stock may be issued or issuable as a result of a stock split, stock dividend or other distribution declared at any time by the Registrant while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of Common Stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(not required to be filed as part of this Registration Statement)

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which previously have been filed by SmartVideo Technologies, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “SEC”), are incorporated herein by reference and made a part hereof:

(1)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
(2)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 31, 2006, February 10, 2006, February 24, 2006, March 6, 2006 and March 15, 2006; and
(3)
The description of the Common Stock, $0.001 par value, of the Registrant under the caption “Description of Registrant's Securities to be Registered” contained in the Registrant's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on July 23, 1999 is hereby incorporated by reference, and any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished in filings made under Items 2.02 or 7.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law grants the Registrant the power to limit the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty. Article XIII of the Registrant’s Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Registrant as follows:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.”

Article VII, of the Registrant’s Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Registrant has a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to the Registrant’s Certificate of Incorporation and Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9. Undertakings.

(a)    The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, State of Georgia, on this 10th day of April 2006.

SMART VIDEO TECHNOLOGIES, INC.

By: /s/ Richard E. Bennett, Jr.
Richard E. Bennett, Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Bennett, Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Bennett, Jr.	Director, Chief Executive Officer and interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	April 10, 2006
Richard E. Bennett, Jr.

/s/ Michael E. Criden	Director	April 10, 2006
Michael E. Criden

/s/ Glenn H. Singer	Chairman of the Board of Directors	April 10, 2006
Glenn H. Singer

/s/ Justin A. Stanley	Director	April 10, 2006
Justin A. Stanley

EXHIBIT INDEX
3.1	Certificate of Incorporation, as amended, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 2, 2001.
3.2	Certificate of Amendment to Certificate of Incorporation, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 24, 2006.
3.3	Bylaws, as amended, of the Company, incorporated by reference from Exhibit 3.2 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.
3.4	SmartVideo Technologies, Inc. 2004 Equity Incentive Plan, incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, dated July 21, 2004.
3.5	SmartVideo Technologies, Inc. 2005 Stock Incentive Plan, incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, dated January 19, 2006.
* 5.1	Opinion of Edwards Angell Palmer & Dodge LLP regarding legality of securities being registered.
* 23.1	Consent of Sherb & Co LLP, independent registered public accounting firm.
*23.2	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1 to this Registration Statement).
*24.1	Power of Attorney (included on signature pages of this Registration Statement).

*Filed herewith.